February 7, 2019

Bank of America Increases Common Stock Repurchase Program

CHARLOTTE — Bank of America Corporation today announced an increase to its common stock repurchase program by an additional $2.5 billion in common stock to be repurchased by June 30, 2019.

The company previously announced plans on June 28, 2018 to repurchase $20.0 billion in common stock from July 1, 2018 through June 30, 2019, plus repurchases to offset shares awarded under equity-based compensation plans during the same period, estimated to be approximately $0.6 billion.

The company’s Board of Directors approved the additional repurchases, which in aggregate offset an increase in regulatory capital resulting from the sale of certain non-core assets in 2018. The Federal Reserve Board has approved the additional repurchases.

Bank of America’s common stock repurchase program will be subject to various factors, including the company’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans.

Forward-Looking Statements

Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America Corporation (“Bank of America”) based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2017 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 1,800 lending centers, 2,200 Merrill Edge investment centers and 1,500 business centers; approximately 16,300 ATMs; and award-winning digital banking with more than 36 million active users, including over 26 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom. Click here to register for news email alerts.

www.bankofamerica.com

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Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Lawrence Grayson, Bank of America, 1.704.995.5825
lawrence.grayson@bankofamerica.com